RELEASE AGREEMENT

THIS RELEASE AGREEMENT (this "**Agreement**") is made the 27th day of May,

2024. BETWEEN:

BYND CANNASOFT ENTERPRISES INC., a company amalgamated under the law of British Columbia having an office at 2264 East 11th Avenue, Vancouver, British Columbia, Canada V5N 1Z6

(the "**Company**")

AND:

DALIA BZIZINSKY (also known as Dalia Brzezinski), a businesswoman, of Kochav Michael, Israel

("**Bzizinsky**")

WHEREAS:

A. Pursuant to a licence assignment agreement dated November 24, 2019 (the "**Assignment Agreement**") between B.Y.B.Y. Investments and Promotions Ltd. ("**BYBY**"), a subsidiary of the Company, Bzizinsky transferred all right, title and interest in and to a primary licence for growing medical cannabis granted to Bzizinsky by the Israel Ministry of Health on June 4, 2018 (the "**Primary Growing Licence**") to BYBY.

B. BYBY acquired the Primary Growing Licence with the intention to construct a cannabis farm in southern Israel to grow and harvest medical cannabis (the "**Cannabis Farm**"), and Bzizinsky transferred the Primary Growing Licence to BYBY on such basis.

C. The Company has taken the decision to suspend the Company's activities related to the construction of the Cannabis Farm which Bzizinsky asserts is prejudicial to her as the owner of 26% of the issued and outstanding equity of BYBY (the "**Dispute**").

D. The Company and Bzizinsky (each, a "**Party**" and together, the "**Parties**") have agreed to enter into this agreement (the "**Agreement**") to document their full and final resolution of the Dispute.

NOW THEREFORE in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Party, the Parties agree as follows:

1. **Settlement Shares:** Subject to the provisions of this Agreement, the Company shall issue to Bzizinsky 450,000 common shares in the capital of the Company (the "**Settlement Shares**") at a deemed price of US$0.89 per Settlement Share (the "**Issue Price**") for total deemed consideration of US$400,500 (the "**Total Issue Price**"). Bzizinsky acknowledges that the Settlement Shares shall be subject to a statutory hold period expiring four months after the date of their issuance and that the share certificate evidencing the Settlement

Shares (the "**Settlement Shares Certificate**") shall bear a legend reflecting such hold period substantially as set out in section 4 of this Agreement.

2. **Delivery of Settlement Shares:** The Settlement Shares shall be issued following the full execution of this Agreement, and the Company shall hold the Share Certificate on behalf of Bzizinsky until the earlier of the following (the "**Delivery Date**"):

   (a) the date that is three years after the date of this Agreement; and

   (b) the date on which the Company's board of directors (the "**Board**") approves a resolution not to construct the Cannabis Farm.

   Subject to section 5 hereof, on the Delivery Date or as soon as reasonably practicable thereafter, the Company shall deliver the Share Certificate to its registrar and transfer agent for cancellation and the issuance in its place of a direct registration system statement ("**DRS Statement**") statement to be delivered to Bzizinsky.

3. **Adjustment:** In the event that the Market Price (hereinafter defined) of the common shares in the capital of the Company (the "**Common Shares**") on the Delivery Date is less than the Issue Price, the Company shall issue as of the Delivery Date such additional number of Common Shares (the "**Additional Settlement Shares**") equal to the quotient of the Total Issue Price and the Market Price, less the number of Settlement Shares. No fractional Additional Settlement Shares will be issued as a result of any adjustment pursuant to this section 3. Any fractional Additional Settlement Shares shall be rounded down to the nearest whole number of Additional Settlement Shares. Bzizinsky acknowledges that any Additional Settlement Shares shall be subject to a statutory hold period expiring four months after the date of their issuance and that the DRS Statement evidencing any Additional Settlement Shares shall bear a legend reflecting such hold period substantially as set out in section 4 of this Agreement.

   The Company shall, through its registrar and transfer agent, deliver the DRS Statement representing any Additional Settlement Shares to Bzizinsky on the Delivery Date or as soon as reasonably practicable thereafter.

   For the purposes of this section 3, "**Market Price**" means the closing price of the Common Shares on the NASDAQ Capital Market, or the stock exchange on which the Common Shares then principally trade, on the trading day immediately prior to the Delivery Date.

4. **Share Certificates/Direct Registration System Statement:** The Share Certificate representing the Settlement Shares and the DRS Statement representing the Additional Settlement Shares, if any, shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable securities laws:

   > "UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [*INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DATE OF ISSUANCE*]."

5. **Cancellation of the Settlement Shares:** Notwithstanding any other provision of this Agreement, if, prior to the Delivery Date, the Board approves a resolution to resume activities related to the construction of the Cannabis Farm, the Settlement Shares may be cancelled by the Company, in its sole discretion, and Bzizinsky shall have no further rights in or to the Settlement Shares (the "**Cancellation**"). If the Cancellation occurs, the Company shall not be required to perform any other obligations under this Agreement.

   Bzizinsky shall promptly execute and deliver any and all documentation required in connection with the cancellation of the Settlement Shares and do all such acts and deeds and execute and deliver to the Company any and all documentation (including but not limited to a stock power of attorney with signature medallion guaranteed) and take all such other steps that may be necessary and appropriate to carry out the intent of the foregoing.

6. **Conditions to Delivery:** The obligations of the Company to deliver the Settlement Shares and any Additional Settlement Shares shall be subject to the fulfillment at or before the Delivery Date of each of the following conditions:

   (a) the Primary Growing Licence shall be in good standing with the Israel Ministry of Health; and

   (b) the Primary Growing Licence shall have been re-registered in the name of BYBY.

7. **Registration of Settlement Shares:** The Settlement Shares and any Additional Settlement Shares will be registered in the name of, or as directed in writing by Bzizinsky.

8. **Restriction on Transfer:** Neither Bzizinsky nor the registered holder of the Settlement Shares (the "**Registered Owner**") shall sell, transfer, assign, mortgage, enter into a derivative transaction concerning, or otherwise deal in any way with the Settlement Shares, nor shall there be any change of control of the Registered Owner, prior to the Delivery Date.

9. **Representations and Warranties of Bzizinsky:** Bzizinsky hereby represents and warrants to the Company that she:

   (a) is acquiring the Settlement Shares as principal for her own account and not for the benefit of any other person (within the meaning of applicable securities laws) and pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the jurisdiction of which she is a resident, or if such is not applicable, she is permitted to acquire the Settlement Shares under the applicable securities laws of such jurisdiction without the need to rely on an exemption;

   (b) has read and fully understands this Agreement and the terms set forth herein;

   (c) is the sole registered and beneficial owner of the issued and outstanding equity of the Registered Owner; and

(d) has executed this Agreement voluntarily after receiving independent legal advice from her legal counsel or after having the opportunity to seek independent legal advice.

10. Acknowledgements of Bzizinsky: Bzizinsky hereby acknowledges and confirms to the Company that:

(a) Bzizinsky expressly acknowledges and confirms that:

(i) the Settlement Shares will be issued pursuant to an exemption from the requirement to provide Bzizinsky with a prospectus and as a result (A) certain protections, rights and remedies provided by British Columbia securities laws, including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to Bzizinsky, (B) the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement, (C) Bzizinsky may not receive information that would otherwise be required to be given under British Columbia securities laws, and (D) the Company is relieved from certain obligations that would otherwise apply under British Columbia securities laws; and

(ii) the Company and BYBY have satisfied all of their obligations to her under the Licence Agreement.

11. **Release:** Bzizinsky shall forthwith execute and deliver to the Company a release of all claims in the form attached as schedule A hereto (the "**Release**").

12. **Non-Disclosure:** Bzizinsky agrees that she will not disclose to any person the existence of or the terms and conditions of this Agreement (the "**Confidential Information**") except to her legal, financial and accounting advisors, provided that such advisors agree in writing to keep all such information confidential.

13. **No Admission:** The Parties acknowledge and agree that the settlement in this Agreement is a compromise of disputed claims, and the exchange of consideration herein is not an admission of liability.

14. **Entire Agreement:** Each Party acknowledges and confirms that the Agreement contains the entire agreement between the Parties with respect to the matters set out herein and that the terms of the Agreement are contractual and not merely a recital.

15. **Further Assurances:** Each Party agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

16. **Enurement:** This Agreement will enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither Party may assign this Agreement without the prior consent of the other Party.

17. **Governing Law and Jurisdiction:** This Agreement shall be governed by and construed solely in accordance with the laws of British Columbia, other than its conflicts of laws rules, and the federal laws of Canada applicable therein. Any dispute arising from, connected with or relating to this Agreement or any related matters must be resolved before the courts of British Columbia and each of the Parties irrevocably submits and attorns to the original and exclusive jurisdiction of those courts in respect of any such dispute or matter.

18. **Severability:** If any part of this Agreement is invalid or unenforceable, all other parts of this Agreement remain valid and enforceable.

19. **Counterparts:** This Agreement may be executed in counterparts and may be executed and delivered through digital signature software or electronically signed and delivered by facsimile transmission or by email in Portable Document File (PDF) format, each of which so signed will be deemed to be an original and all of which together shall form one and the same instrument.

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IN WITNESS WHEREOF this Agreement has been executed by the Parties as of the date first above written notwithstanding its actual date of execution.

BYND CANNASOFT ENTERPRISES INC.

Per: Gabi Kabazo
Authorized Signatory

SIGNED, SEALED AND DELIVERED BY **DALIA BZIZINSKY** in the presence of

Gal Bzizinsky

Name Kochav Michael, Israel

Address

Occupation Operations Manager

DB

DALIA BZIZINSKY

SCHEDULE A
FORM OF RELEASE

Reference is made to the release agreement dated as of May 27, 2024 (the "**Release Agreement**") among the undersigned (the "**Releasor**") and BYND Cannasoft Enterprises Inc. (the "**Company**").

1. Release

In consideration for, and as a condition of the benefits and other consideration under the Release Agreement, the receipt and sufficiency of which is hereby acknowledged, the Releasor, on her own behalf and on behalf of her heirs, executors, administrators, successors and assigns, does hereby remise, release, and forever discharges the Company and its predecessors, successors, divisions, parents, subsidiaries, affiliates, related companies, organizations, joint venture partners and partners, and each of their present and former officers, directors, shareholders, agents, fiduciaries, employees, attorneys, representatives, successors and assigns (collectively, the "**Releasees**"), as applicable, of and from any and all manner of actions (whether civil, criminal, administrative, investigative, or informal), causes of action, suits, arbitrations, audits, hearings, investigations, litigations, debts, accounts, due accounts, bonds, covenants, contracts, claims, demands, damages, costs, expenses, and any and all legal obligations and compensation of whatsoever kind and howsoever arising, in law or in equity, or under any statute, whether known or unknown, suspected or unsuspected (collectively, "**Claims**") and that the Releasor has had, now has, or hereafter can, shall, or may have against the Releasees or any of them in respect of any matter or thing.

2. Contribution and Assignment

The Releasor covenants and agrees not to, directly or indirectly, join, assist, aid, or act in concert in any manner whatsoever with any other person in the making of any Claim whatsoever against the Releasees or any of them with respect to the matters released or discharged pursuant to this Release or with respect to which the Releasor agrees not to make any Claims.

The Releasor further covenants and agrees not to make or continue any Claim against any person that might be entitled to claim, pursuant to the provisions of any applicable statute or otherwise, a contribution, indemnity, or other relief over against the Releasees or any of them arising out of or in relation to the matters released or discharged pursuant to this Release.

3. Indemnity

The Releasor shall indemnify and save and hold harmless the Releasees from any manner of proceedings, actions, causes of action, claims, suits, debts, contracts, damages, costs, legal costs, interest, expenses, compensation and demands of every kind and nature whatsoever in connection with or arising out of any Claim by, from, or of any person, individual, partnership, company, or other legal entity against the Releases or any of them with respect to matters released or discharged pursuant to this Release or with respect to which the Releasor agrees not to make any Claims.

4. No Admission

The Releasor acknowledges that neither the payment of the consideration outlined in the Release Agreement nor anything else contained in this Release shall be deemed to be an admission of any

direct or indirect fault or liability on the part of the Releasees, and the Releasees expressly deny any such fault or liability.

5. Non-Disclosure

The Releasor will not disclose, except to her immediate legal or financial advisors (and then only to the extent absolutely necessary) or unless required to do so by law, the discussions leading to the Release Agreement or this Release, and the terms thereof, the consideration provided by the Company and any other information outlined in this Release.

6. Consideration

The Releasor has read and fully understands the terms of this Release and voluntarily accepts the consideration outlined in the Release Agreement for the purposes of making a full and final compromise and settlement of any and all Claims against the Releasees.

7. General

This Release will enure to the benefit of the Releasees and be binding upon the Releasor.

The facts in respect of which this Release is made may prove to be other than or different from the facts now known by any of the Releasor or the Releasees or believed by any of them to be true. The undersigned expressly accepts and assumes the risk of the facts being different and agrees that all of the terms of this Release will be in all respects effective and not subject to termination or rescission by any discovery of any difference in facts.

The Releasor acknowledges and confirms that the Releasor has executed this Release voluntarily after receiving independent legal advice from her legal counsel or after having the opportunity to seek such independent legal advice with respect to the matters addressed in this Release, and that the Releasor fully understands this Release and the terms set forth herein.

In the event that any provision of this Release, or part thereof, shall be found to be void or invalid by a court of competent jurisdiction, such void or invalid provision, or part thereof, shall be deemed to be severed from this Release without in any way affecting the validity, enforceability, or effect of any of the remaining provisions, or parts hereof, which shall remain in full force and effect.

This Release will be governed solely by the laws of the province of British Columbia, without reference to its conflicts of laws rules, and the federal laws of Canada applicable therein.

It is expressly understood and agreed that the provisions hereof are contractual, and are not merely recitals, and will be binding upon the Releasor.

This Release may be signed and delivered through digital signature software or electronically signed and delivered by facsimile transmission or by email in Portable Document File (PDF) format and will be deemed to be an original, and notwithstanding the date of execution shall be deemed to bear the date set forth above.

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IN WITNESS WHEREOF the undersigned has executed this Release this 28.5.24 day of May, 2024.

SIGNED, SEALED AND DELIVERED **BY DALIA BZIZINSKY** in the presence of)

Name Gal Bzizinsky

Address kochav Michael, Israel

DocuSigned by:

00C5?CBA307C475

DALIA BZIZINSKY